Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) between Salem Communications Holding Corporation (“Company”) and Edward G. Atsinger, III (Executive) is entered into as of May 11, 2020 and amends the Employment Agreement between Company and Executive dated July 1, 2019 (“Agreement”).

WHEREAS, as a result of Company-wide employee pay cuts taking effect on May 11, 2020, driven by the global pandemic COVID-19, Executive has agreed to a voluntary reduction of his current base salary by 10%, effective May 11, 2020 and continuing through December 31, 2020;

WHEREAS, the parties wish to modify the terms of Executive’s compensation as set forth in paragraph 2 of the Agreement to reflect the reduction of Executive’s base salary through December 31, 2020;

NOW THEREFORE, in exchange for good and valuable consideration, including the mutual covenants and conditions of the Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A.	Effective as of May 11, 2020, the first sentence in Section 2(a) in the Agreement shall be deleted and replaced with the following:

2.    Compensation and Benefits.

(a)    Salary. Executive shall receive for services to be rendered hereunder an annual base salary (the “Base Salary”) as follows:

(i)    Between July 1, 2019, and May 10, 2020, One Million Dollars ($1,000,000),

(ii)    Between May 11, 2020, and December 31, 2020, Nine Hundred Thousand Dollars ($900,000), and

(iii)    Between January 1, 2021, and December 31, 2021, One Million Dollars ($1,000,000).

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All other provisions of the Agreement remain in full force and effect. Notwithstanding anything herein or in the Agreement to the contrary, under all circumstances the terms of the Agreement shall be read and construed in accordance with the terms of this Amendment. Capitalized terms defined in the Agreement and used herein shall have the same definition as set forth in the Agreement. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

“COMPANY”	“EXECUTIVE”
Salem Communications Holding Corporation

/s/ Christopher J. Henderson	/s/ Edward G. Atsinger, III
By: Christopher J. Henderson	Edward G. Atsinger, III
Its: Executive Vice President, General Counsel